UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 20, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On February 20, 2019, Emergent Capital, Inc. (the “Company”) received written notice from a holder of the Company's outstanding 8.5% Senior Unsecured Convertible Notes due 2019 (the “Convertible Notes”) issued pursuant to the Indenture, dated as of February 21, 2014, by and among the Company and U.S. Bank, National Association, as Trustee, as amended and supplemented (the “Indenture”), that the Company was in default (the “Event of Default”) under the Indenture for failure to pay the principal amount and accrued interest due upon maturity of the Convertible Notes on February 15, 2019 . The outstanding principal amount of the Convertible Notes was $1,194,000 and accrued interest thereon was $50,745.

The Event of Default, which caused an automatic acceleration of the outstanding principal and accrued interest, had no practical effect on the Company, as such amounts were already due and payable. The Event of Default does not result in a cross-default under other debt agreements or arrangements of the Company. The total amount of $1,244,745 due, consisting of principal and accrued interest, will accrue interest at 8.5% per annum (the original interest rate of the Convertible Notes) until payment thereof is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 25, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer